Exhibit 99.3

SUPPLEMENTAL INFORMATION ON

Historical Pro Forma Including Chaucer

6 Months 2011 and 12 Months 2010

in relation to the acquisition closed July 1, 2011

(unaudited, for informational purposes only)

HISTORICAL PRO FORMA INCLUDING CHAUCER

TABLE OF CONTENTS

Basis of Pro Forma Presentation and Non-GAAP Financial Measures	1
Forward-Looking Statements; Estimates and Risk Factors	2
Business Description	3
Pro Forma Underwriting and Segment Income Information and Ratios
Consolidated	4
Chaucer	5-6
Pro Forma Chaucer Gross Written and Net Earned Premiums	7
Reconciliation of Segment Income to Income From Continuing Operations	8

Basis of Pro Forma Presentation

On July 1, 2011, The Hanover Insurance Group (THG) completed the previously announced acquisition of Chaucer. The transaction is accounted for as a purchase business combination by THG of Chaucer under accounting principles generally accepted in the United States of America. The Pro Forma Underwriting and Segment Income Information and Ratios for the year ended December 31, 2010 and the six months ended June 30, 2011 reflects the acquisition as if it occurred on January 1, 2010. This pro forma presentation is consistent with the unaudited financial statement information reflected in our Form 8-K filed with the SEC on September 19, 2011.

The Pro Forma Underwriting and Segment Income Information and Ratios presented herein are not indicative of the results of operations that would have resulted had the acquisition been completed at the dates indicated, nor is it indicative of the results of operations in future periods of the combined company.

The Pro Forma Underwriting and Segment Income Information and Ratios have been prepared assuming that the acquisition is accounted for under the purchase method of accounting (referred to as purchase accounting), in accordance with generally accepted accounting standards of the United States, with THG as the acquiring entity. Accordingly, under purchase accounting, the assets, liabilities and commitments of Chaucer are adjusted to their fair value. For purposes of the Pro Forma Underwriting and Segment Income Information and Ratios, consideration has also been given to the impact of conforming Chaucer’s accounting policies to those of THG. Additionally, certain amounts in the historical consolidated financial statements of Chaucer have been reclassified to conform to the THG financial statement presentation. The Pro Forma Underwriting and Segment Income Information and Ratios do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, asset dispositions or other actions or effects that may result from the acquisition.

Certain pro forma adjustments represent management’s estimates based on information available at this time. Actual adjustments to the Underwriting and Segment Income Information and Ratios will differ, in some cases materially, from those reflected in this pro forma statement because the assets and liabilities of Chaucer will be recorded at their respective fair values and the preliminary assumptions used to estimate these fair values may change between now and the finalization of the application of purchase accounting principles.

Non-GAAP Financial Measures

THG uses non-GAAP financial measures as important measures of the Company’s operating performance, which we believe provide investors’ with additional information regarding management’s evaluation of our results of operations and financial performance. These metrics include segment income before interest expense and taxes. The closest GAAP metric to this non-GAAP metric is “income from continuing operations.”

Segment income before interest expense and taxes is net income, excluding interest expense on debt, income taxes and net realized investment gains and losses, including gains and losses from certain derivative instruments, because fluctuations in these gains and losses are determined by interest rates, financial markets and the timing of sales. Segment income before interest expense and taxes also excludes net gains and losses on disposals of businesses, discontinued operations, costs to acquire businesses, restructuring costs, extraordinary items, the cumulative effect of accounting changes and certain other items. Segment income before interest expense and taxes is the sum of the segment income from: Commercial Lines, Personal Lines, Chaucer, and Other Property and Casualty. The Hanover believes that measures of segment income before interest expense and taxes provide investors with a valuable measure of the performance of the Company’s ongoing businesses because they highlight income attributable to the core operations of the business.

Segment income before and after interest expense and taxes should not be construed as substitutes for income from continuing operations or net income determined in accordance with GAAP. A reconciliation of segment income before interest expense and taxes to income from continuing operations for the six months ended June 30, 2011 and twelve months ended December 31, 2010 is set forth on page 8 of this document.

Forward-Looking Statements; Estimates and Risk Factors

Statements included herein may constitute “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor to “forward-looking statements" provided by such act. Forward-looking statements are typically identified by the words “expects”, “should”, “may”, “estimate”, “will” and similar expressions. These forward-looking statements are based largely on management’s expectations and are subject to a number of uncertainties. The Company cannot be certain that any estimates, expectations or assumptions made by its management in preparing these forward-looking statements will prove accurate. The Company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. The forward-looking statements speak only as of the date of their initial issuance, and the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

The Pro Forma Underwriting and Segment Income Information and Ratios have been prepared for informational purposes only. The preliminary unaudited pro forma adjustments (the “Pro forma Adjustments”) reflected in the Form 8-K filed September 19, 2011, and upon which the information contained herein is based, represent management’s estimates, and significant judgment is required for determining fair values, including, without limitation, fair values of assets, liabilities, commitments, loss and loss adjustment expense reserves, intangible assets, goodwill, and deferred tax assets. Management’s estimates are based on information available at the time of filing the Form 8-K filed September 19, 2011, expectations and assumptions including, without limitation, with respect to foreign currency rates, investment returns, claims (both with respect to current year and prior year development) and expected profitability and are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, these financial statements do not purport to project the future operating results of the combined company.

Investors are directed to consider the risks and uncertainties in the Company’s business that may affect future performance and that are discussed in readily available documents, including the Company’s annual report and other documents filed by the Company with the Securities and Exchange Commission.

THE HANOVER INSURANCE GROUP

BUSINESS DESCRIPTION

CHAUCER

The Chaucer reporting segment represents THG's international business written through Lloyd's and includes international property, marine and aviation, energy, UK motor and international casualty and other coverages.

Property coverage, including direct, facultative and treaty property accounts, insures property, including commercial, auto, and industrial businesses, against physical loss or damage and business interruption. The property treaty account comprises mainly catastrophe and per risk excess contract acceptances, with a small amount of proportional treaty and reinsurance assumed business.

Marine and Aviation includes coverages that insure marine hull, excess of loss, liability, cargo and specie, in addition to political risk, war, and satellite business coverages. It also includes aviation coverages that insure airline hull and liability, general aviation and refuellers and products.

Energy coverage, encompassing exploration and production, construction, liabilities downstream and renewables, insures energy businesses against physical damage, business interruption, control of well, seepage and pollution and liabilities. Energy also includes Nuclear, which predominantly provides coverage relating to power generation at nuclear power stations.

UK Motor coverage insures the UK private car and fleet markets. In addition, it writes specialist classes including commercial vehicle, taxi, motorcycle, motor trade and classic/specialist vehicles, as well as other UK small commercial products.

Casualty and Other Lines includes coverages that insure financial institutions, crime and professional indemnity, medical malpractice, workers' compensation and professional, managerial and general liability as well as syndicate participations.

COMMERCIAL, PERSONAL AND OTHER PROPERTY AND CASUALTY LINES

These business descriptions are consistent with information reflected on page 35 of our Form 10-K filed with the SEC on February 24, 2011 and, therefore, are not reproduced here.

THE HANOVER INSURANCE GROUP

PRO FORMA UNDERWRITING AND SEGMENT INCOME INFORMATION AND RATIOS

COMBINED

	Six Months ended June 30, 2011					Twelve Months ended December 31, 2010
(in millions, except percentage data)	Commercial Lines	Personal Lines	Chaucer	Other	Total	Commercial Lines	Personal Lines	Chaucer	Other	Total
Gross premiums written	$961.4	$766.1	$807.1	$0.3	$2,534.9	$1,798.5	$1,559.7	$1,320.7	$0.3	$4,679.2

Net premiums written	$849.0	$716.0	$482.0	$0.3	$2,047.3	$1,584.8	$1,462.9	$965.0	$0.3	$4,013.0

Net premiums earned	$809.3	$722.8	$408.4	$0.1	$1,940.6	$1,373.4	$1,467.3	$927.3	$0.3	$3,768.3
Losses and LAE:
Current accident year, including catastrophe losses	589.4	582.7	387.0	0.2	1,559.3	872.2	1,094.9	653.3	0.3	2,620.7
Prior year favorable reserve development	(23.6)	(20.0)	(52.9)	(0.2)	(96.7)	(61.5)	(48.8)	(32.3)	(0.8)	(143.4)

Total losses and LAE	565.8	562.7	334.1	—	1,462.6	810.7	1,046.1	621.0	(0.5)	2,477.3
Policy acquisition and other underwriting expenses	318.8	201.0	153.4	—	673.2	583.3	419.6	305.9	—	1,308.8

GAAP underwriting profit (loss)	(75.3)	(40.9)	(79.1)	0.1	(195.2)	(20.6)	1.6	0.4	0.8	(17.8)
Net investment income	67.6	45.8	25.8	3.2	142.4	129.9	102.9	57.9	4.6	295.3
Other income	10.3	6.3	9.3	3.3	29.2	19.0	13.6	18.2	6.3	57.1
Other operating expenses	(8.9)	(4.0)	(8.8)	(9.3)	(31.0)	(17.1)	(5.1)	(16.7)	(18.0)	(56.9)

Segment income (loss) before income taxes	$(6.3)	$7.2	$(52.8)	$(2.7)	$(54.6)	$111.2	$113.0	$59.8	$(6.3)	$277.7

Loss and LAE ratio:
Current accident year, including catastrophe losses	72.8%	80.7%	94.8%	N/M	80.4%	63.6%	74.6%	70.5%	N/M	69.5%
Prior year favorable reserve development	(2.9)%	(2.8)%	(13.0)%	N/M	(5.0)%	(4.5)%	(3.3)%	(3.5)%	N/M	(3.8)%

Total loss and LAE ratio	69.9%	77.9%	81.8%	N/M	75.4%	59.1%	71.3%	67.0%	N/M	65.7%
Expense ratio	39.2%	27.0%	37.6%	N/M	34.3%	42.2%	27.8%	33.0%	N/M	34.3%

Combined ratio	109.1%	104.9%	119.4%	N/M	109.7%	101.3%	99.1%	100.0%	N/M	100.0%

THE HANOVER INSURANCE GROUP

PRO FORMA UNDERWRITING AND SEGMENT INCOME INFORMATION AND RATIOS

CHAUCER

Six Months ended June 30, 2011

(in millions, except percentage data)	Property	Marine & Aviation	Energy	UK Motor	Casualty & Other	Total
Gross premiums written	$206.0	$182.8	$165.1	$156.3	$96.9	$807.1

Net premiums earned	$84.6	$94.2	$64.9	$115.8	$48.9	$408.4
Losses and LAE						334.1
Policy acquisition and other underwriting expenses						153.4

GAAP underwriting loss						(79.1)
Net investment income						25.8
Other income						9.3
Other operating expenses						(8.8)

Segment loss before income taxes						$(52.8)

Loss and LAE ratio						81.8%
Expense ratio						37.6%

Combined ratio						119.4%

THE HANOVER INSURANCE GROUP

PRO FORMA UNDERWRITING AND SEGMENT INCOME INFORMATION AND RATIOS

CHAUCER

Twelve Months ended December 31, 2010

(in millions, except percentage data)	Property	Marine & Aviation	Energy	UK Motor	Casualty & Other	Total
Gross premiums written	$311.4	$312.5	$287.6	$273.1	$136.1	$1,320.7

Net premiums earned	$212.0	$221.4	$174.4	$221.0	$98.5	$927.3
Losses and LAE						621.0
Policy acquisition and other underwriting expenses						305.9

GAAP underwriting profit						0.4
Net investment income						57.9
Other income						18.2
Other operating expenses						(16.7)

Segment income before income taxes						$59.8

Loss and LAE ratio						67.0%
Expense ratio						33.0%

Combined ratio						100.0%

THE HANOVER INSURANCE GROUP

PRO FORMA GROSS WRITTEN AND NET EARNED PREMIUMS

CHAUCER

Gross Written Premiums:
	2010					2011
	Three Months ended,				Twelve Months ended, 12/31/2010	Three Months ended,		Six Months ended, 6/30/2011
(in millions)	3/31/2010	6/30/2010	9/30/2010	12/31/2010		3/31/2011	6/30/2011
Property	$120.6	$90.1	$57.0	$43.7	$311.4	$131.9	$74.1	$206.0
Marine & Aviation	95.0	78.2	60.9	78.4	312.5	105.8	77.0	182.8
Energy	77.2	98.1	53.6	58.7	287.6	85.6	79.5	165.1
UK Motor	56.3	66.1	78.9	71.8	273.1	70.2	86.1	156.3
Casualty & Other	41.4	29.6	36.9	28.2	136.1	45.9	51.0	96.9

Total Chaucer	$390.5	$362.1	$287.3	$280.8	$1,320.7	$439.4	$367.7	$807.1

Net Earned Premiums
	2010					2011
	Three Months ended,				Twelve Months ended, 12/31/2010	Three Months ended,		Six Months ended, 6/30/2011
(in millions)	3/31/2010	6/30/2010	9/30/2010	12/31/2010		3/31/2011	6/30/2011
Property	$48.4	$52.0	$47.7	$63.9	$212.0	$36.4	$48.2	$84.6
Marine & Aviation	52.7	56.2	47.4	65.1	221.4	41.0	53.2	94.2
Energy	51.3	32.9	31.2	59.0	174.4	30.9	34.0	64.9
UK Motor	56.5	50.6	54.3	59.6	221.0	52.9	62.9	115.8
Casualty & Other	29.3	20.5	29.2	19.5	98.5	8.9	40.0	48.9

Total Chaucer	$238.2	$212.2	$209.8	$267.1	$927.3	$170.1	$238.3	$408.4

THE HANOVER INSURANCE GROUP

PRO FORMA RECONCILIATION OF SEGMENT INCOME

TO INCOME FROM CONTINUING OPERATIONS

COMBINED

(In millions)	Six Months ended June 30, 2011	Twelve Months ended December 31, 2010
SEGMENT INCOME
Commercial Lines	$(6.3)	$111.2
Personal Lines	7.2	113.0
Chaucer	(52.8)	59.8
Other Property and Casualty	(2.7)	(6.3)

Segment income (loss) before income taxes	(54.6)	277.7
Interest expense on debt, including pro forma adjustment for the debt issuance used to fund the Chaucer acquisition	(34.7)	(70.6)
Income tax (expense) benefit	32.6	(62.1)
Net realized investment gains	5.6	21.5
Net loss from retirement of debt	(2.2)	(2.0)
Costs related to acquired business	(2.8)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(56.1)	$164.5